              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11

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

                                                             Three Months Ended                 Six Months Ended
                                                                December 31,                      December 31,
                                                       -----------------------------      ----------------------------
                                                          1998              1997              1998            1997
                                                       ------------      -----------      -----------      -----------
BASIC EPS

Net income                                              $    81,100      $   107,600      $   443,200      $   205,900
                                                       ------------      -----------      -----------      -----------
                                                       ------------      -----------      -----------      -----------
Weighted average number of
    common shares outstanding                            15,535,289       14,006,516       15,535,289       14,006,516
                                                       ------------      -----------      -----------      -----------
                                                       ------------      -----------      -----------      -----------

Basic earnings per common share                               $ .01            $ .01            $ .03            $ .02
                                                             ------            -----            -----            -----
                                                             ------            -----            -----            -----

DILUTED EPS

Net income                                              $    81,100      $   107,600      $   443,200      $   205,900
                                                       ------------      -----------      -----------      -----------
                                                       ------------      -----------      -----------      -----------
Weighted average number of
    common shares outstanding                            15,535,289       14,006,516       15,535,289       14,006,516

Add -common equivalent shares:
      Shares issuable upon exercise of options to
       purchase common stock                                    855           -                 1,288           -
                                                       ------------      -----------      -----------      -----------
      Weighted average number of common shares
       used in computation of diluted earnings per
       common share                                      15,536,144       14,006,516       15,536,577       14,006,516
                                                       ------------      -----------      -----------      -----------
                                                       ------------      -----------      -----------      -----------

Diluted earnings per common share                       $       .01      $       .01      $       .03      $       .02
                                                             ------            -----            -----            -----
                                                             ------            -----            -----            -----

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